Exhibit 15.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399    Fax: (8610) 65693838

Website: www.tongshang.com

April 12, 2019

Autohome Inc.

10th Floor Tower B, CEC Plaza

3 Dan Ling Street

Haidian District, Beijing

The People’s Republic of China

Dear Sir/Madam:

We consent to the reference to our firm under the captions of “Item 3.D—Risk Factors” in Autohome Inc.’s annual report on Form 20-F for the year ended December 31, 2018, which will be filed with the Securities and Exchange Commission in the month of April 2019, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Autohome Inc.’s registration statement on Form S-8 (File No. 333-196006) that was filed on May 16, 2014.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices